CONSENT RESOLUTION OF THE BOARD OF DIRECTORS
(AMERICATOWNE, INC.)

The Board of Directors of AmericaTowne, Inc. (the "Company") hereby consents to the following actions without a meeting. These consent resolutions shall merge and be incorporated into the corporate books and records of AmericaTowne Holdings, Inc., a Nevada corporation, and successor-by-merger with ATI Modular Technology Corporation, once the merger is effective following the requisite actions with the United States Securities and Exchange Commission and the Financial Industry Regulatory Authority. Thus, reference to the "Company" herein, and the insider trading policy adopted by the Board of Directors, shall include AmericaTowne Holdings, Inc. The Board of Directors for the Company has been advised that the Board of Directors for ATI Modular Technology Corporation has adopted the actions herein.

WHEREAS, the Board of Directors believes it to be in the best interest of the Company and its shareholders to foster compliance by the Company's directors, officers and employees with the federal securities laws applicable to their transactions in the Company's securities;

WHEREAS, the Board of Directors wishes to fulfill the Company's obligations under the Insider Trading and Securities Fraud Enforcement Act, and to assist the Company's directors, officers and employees in avoiding violations of the federal securities laws and the appearance of impropriety in connection with transactions in the Company's securities; and

WHEREAS, the Board of Directors believes that these objectives can be achieved by amending the Company's insider trading policies and procedures as set forth in the following resolutions.

NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors hereby adopts and approves, as the policy of the Company, the Insider Trading Policy and related memoranda submitted to the Board of Directors for review prior to this meeting (the "Policy Statement");

RESOLVED FURTHER, that the Company's Chief Executive Officer be and hereby is directed to deliver a copy of the Policy Statement to each of the Company's employees, officers and directors;

RESOLVED FURTHER, that the Company's directors and executive officers, as well as certain other key employees, shall be subject to the restrictions on their transactions in the Company's securities described in the Policy Statement;

RESOLVED FURTHER, that the Policy Statement shall be deemed to implement the Company's insider trading policy and to represent the policy of the Company;

RESOLVED FURTHER, that the Chief Executive Officer be, and hereby is, authorized and directed to deliver to the Company's directors, executive officers and designated key employees a copy of the Memorandum to Directors, Executive Officers and Other Key Employees;

RESOLVED FURTHER, that the officers of the Company, and each of them, be and hereby are authorized to take such actions as they, or any of them, deem necessary or appropriate to implement and administer the Policy Statement, including but not limited to obtaining from each director, officer and employee a certification of compliance with the Policy Statement.

Guidelines for Rule 10b5-1 Plans

Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities, as defined in the "AmericaTowne, Inc. Insider Trading Policy," referred to herein as the "Insider Trading Policy," that meets certain conditions specified in the Rule (a "Rule 10b5-1 Plan"). If the plan meets the requirements of Rule 10b5-1, Company Securities may be purchased or sold without regard to certain insider trading restrictions. In general, a Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.

As specified in the Insider Trading Policy, a Rule 10b5-1 Plan must be approved by the Compliance Officer and meet the requirements of Rule 10b5-1 and these guidelines. Any Rule 10b5-1 Plan must be submitted for approval five (5) days prior to the entry into the Rule 10b5-1 Plan. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. The following guidelines apply to all Rule 10b5-1 Plans:

• You may not enter into, modify or terminate a trading program during a blackout period or while in possession of material nonpublic information.

• All Rule 10b5-1 Plans must have a duration of at least six (6) months and no more than two (2) years.

• If a Rule 10b5-1 Plan is terminated, you must wait at least thirty (30) days before trading outside of the Rule 10b5-1 Plan.

• If a trading program is terminated, you must wait until the commencement of the next Window Period (as defined in the Insider Trading Policy) before a new Rule 10b5-1 plan may be adopted.

• You may not commence sales under a trading program until at least [30] days following the date of establishment of a trading program. Any modification of a trading program must not take effect for at least thirty (30) days from the date of modification.

• You may not enter into any transaction in Company Securities while the Rule 10b5-1 Plan is in effect.

Each director, officer and other Section 16 insider understands that the approval or adoption of a preplanned selling program in no way reduces or eliminates such person's

obligations under Section 16 of the Exchange Act, including such person's disclosure and short-swing trading liabilities thereunder. If any questions arise, such person should consult with their own counsel in implementing a Rule 10b5-1 Plan.

Approved for entry into the books and records of the Company:

Alton Perkins
Chairman of the Board

Dated: February 6, 2018